UNITED STATES
SECURITY AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE STUDIO ZONE, INC.

Nevada (State or Jurisdiction of Incorporation or Organization)	5499 (Primary Standard Industrial Classification Code Number)	98-0470941 (IRS Employer Identification Number)

20313 93rd Avenue
Langley, B.C. V1M 2M7
Canada
(604) 513-8681
(Address and Telephone Number of Principal Executive Offices)

CSC Services of Nevada, Inc.
502 E. John Street
Carson City, NV 89706
(775) 882-3072
(Name, Address and Telephone Number of Agent for Service)

Copy of all Communications to:

SteadyLaw Group, LLP
6151 Farimount Ave. Suite 201
San Diego, CA 92120
Tel. (619) 399-3090
Fax (619) 330-1888

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is deemed effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class of Securities To Be Registered	Number of Units/Shares To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee

Common Stock	1,600,000	USD$0.05	USD$80,000	USD$8.56

(1)  Based on the last sales price on April 3, 2006.
(2)  The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the most recent sales of shares of the Registrant’s common stock. The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1)
      under the Securities Act.
(3)	Unless otherwise indicated, all financial information set forth herein shall be presented in Canadian Dollars.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

THE STUDIO ZONE, INC.

 1,600,000 SHARES OF COMMON STOCK
________________________________

This prospectus relates to the resale by certain selling stockholders of up to 1,600,000 shares of common stock of The Studio Zone, Inc. issued and outstanding to the selling stockholders.

Before the Offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in the Offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is, however, no assurance that the shares will ever be quoted on the Over the Counter Bulletin Board ("OTCBB").

We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 9 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2006.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision, including the information presented under the heading “Risk Factors” and the consolidated financial statements and related notes appearing at the end of this prospectus. Unless otherwise indicated or the context otherwise requires, in this prospectus: references to “The Studio Zone,” the “Company,” “we,” “us” and “our” are to The Studio Zone, Inc.” This summary highlights information contained elsewhere in this prospectus. Each reader is strongly encouraged to read the entire prospectus carefully prior to making any investment decision.

Overview

The Studio Zone, Inc. (the “Company” or the “Registrant”) was incorporated on July 9, 2004 in the State of Nevada. The Company acquired all assets, liabilities, rights and obligations of The Studio Zone Fitness Center, Inc., a corporation existing under the laws of the Province of British Columbia, Canada (the “BC Corp”). Previously, though, the BC Corp was operating as a sole proprietorship until incorporation on or about August 9, 2005 as the BC Corp. The Company maintains its corporate headquarters and flagship “Studio” in Langley, B.C., Canada.

Principally, the Company caters to the individual seeking physical, mental and spiritual well-being—a truly priceless health advantage—by offering an array of services and products focused on providing a transition to a healthier lifestyle by non-traditional means. The Company’s focus is to provide the customer with a full-service, state of the art facility offering instruction in yoga, pilates and other related methods, a boutique stocked with the latest training aides, apparel and nutritional foods and beverages, and the planned opening of a café for those simply seeking a place of refuge or relaxation.

In order to serve and exploit the shift and growth in the health and fitness industry in the United States and Canada from traditional forms of exercise to more non-conventional disciplines with less risk of injury, the Company has designed and implemented a specialized full-service fitness facility offering instruction in a myriad of non-conventional methods to meet the rising wellness and fitness demand. Once profitable, the Company plans to open 12 fitness centers (“Corporate Studios”) located in major metropolitan cities throughout the United States and Canada which will primarily serve to further the Company’s franchising marketing program and as an additional source of revenue. Additionally, by and through contracts with small to medium sized vendors, the Company will continue to develop, promote and retail its own private label clothing and training aides. The Company’s objective is to choose the right strategic partners to allow it to leverage its investment and transplant it into areas throughout the United States and Canada by and through franchising.

The Company provides an opportunity for growth through its franchising and marketing program. The Company will strive to cater to the complete wellness and fitness needs of everyone, not just a select few.

THE OFFERING

Securities Offered	Being up to 1,600,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell our shares at USD$0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $56,500. For additional information, please refer to “Plan of Distribution.”

Termination of the Offering	The offering has concluded as all of the 1,600,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	1,824,000 shares of our common stock are issued and outstanding as of June 2, 2006. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, and filing costs.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of our company.

DETERMINATION OF OFFERING PRICE

As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. The offering price of USD$0.05 per share of common stock has been arbitrarily determined by us and bears no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares. The factors considered were:

•	our relatively short operating history;
•	the proceeds to be raised by this offering;
•	our relative cash requirements; and
•	the price that we believe a purchase is willing to pay for our shares.

The selling shareholders will sell our shares at USD$0.05 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices.

Number of Shares Outstanding

There were 1,600,000 shares of our common stock issuable at December 31, 2005. All shares issuable at December 31, 2005 have now been issued, and, as of June 2, 2006, there are 1,824,000 shares of our common stock issued and outstanding.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholder. We will, however, incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The following selected financial data has been derived from our financial statements. The information below should be read in conjuncture with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements and related notes. The following information is presented as of and for the year ended December 31, 2005 and for the year ended December 31, 2004.

	Year Ended December 31, 2005	Year Ended December 31, 2004
Revenue	$15,396	$20,471
Operating Expenses	53,198	32,339
Net Loss	(37,802)	(11,868)
Current Assets	43,015	-
Total Assets	53,408	23,390
Current Liabilities	59,133	27,906
Total Liabilities	59,133	27,906
Stockholders’ Deficit	(5,725)	(4,516)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may impair our business. Any adverse effect on our business, financial condition, or results of operations could result in a decline in the trading price of our common stock and the loss of all or part of your investment.

Risks Related to our Business and Industry

WE HAVE A LIMITED OPERATING HISTORY AND CANNOT ASSURE THAT OUR BUSINESS WILL BE PROFITABLE OR THAT OUR BUSINESS STRATEGY CAN BE IMPLEMENTED EFFECTIVELY, WHICH RAISES SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Studio Zone, Inc. was recently formed and has a very limited operating history and a lack of significant assets. Our prospects are subject to the substantial risks, expenses and difficulties frequently encountered in the establishment and growth of a new business in the health and fitness industry, which is characterized by a significant number of market entrants and intense competition, as well as the various risk factors described herein. Accordingly, we may incur losses in the future as a result of the implementation of its business strategy, even if revenues increase significantly. We can provide no assurance that our business strategy will prove successful or that we will be profitable in the future. These factors raise substantial doubt as to our ability to continue as a going concern should we not be able to execute our acquisition plan.

The application of the going concern concept is dependent upon our ability to receive continued financial support from external investors and attain profitable operations through our operational and expansion strategy. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. Management plans to obtain equity and debt financing from external investors and to actively pursue profitable expansion and acquisitions.

There can be no assurance that management's plan will be successful. Failure to obtain the support of additional external investors to finance our acquisition strategy will impair our ability to continue as a going concern.

RISKS RELATING TO OUR EXPANSION STRATEGY

A primary element of our business strategy is the development and expansion of our fitness centers and it is likely that we will require outside financing (debt or equity) in connection with any future acquisitions, in connection with the expansion of business through non-acquisition means, as a result of any future operating losses, or to provide working capital for general corporate purposes.  There can be no assurance that any such required financing will be available or, if available, on terms attractive to us.  Any third party financing obtained may result in dilution of the equity interests of our shareholders. In the event that we are unable to obtain financing on favorable terms, we may not be able to successfully implement our business plan and its financial condition and results of operations would be adversely affected.

PURSUIT OF OUR ACQUISITION STRATEGY COULD RESULT IN UNFORESEEN LOSSES AND DIVERSION OF TIME AND RESOURCES.

A primary element of our business strategy will be the pursuit of strategic acquisition opportunities for the purpose of expanding, complementing and/or diversifying business. Such strategic acquisitions are likely to continue to comprise an element of our business strategy for the foreseeable future.  However, we can provide no assurance that we will be able to identify, finance and complete additional suitable acquisitions on acceptable terms, or those future acquisitions will be successful.  Failure to add services may result in a failure to realize operating efficiencies and economies of scale and could prevent us from obtaining the sales price necessary to most effectively entice clients. This, in turn could, hinder our profitability.

In addition, any future acquisitions could divert management’s attention from the daily operations and otherwise require additional management, operational and financial resources.  Acquisitions may also involve a number of other risks, including adverse short-term effects on operating results, dependence on retaining key personnel and customers, and risks associated with unanticipated liabilities or contingencies.

UNCERTAINTY OF COMMERCIAL SUCCESS MAY AFFECT OUR ABILITY TO REMAIN IN BUSINESS

With respect to our revenue and profitability prospects, we may not be able to achieve commercial success with our services. Furthermore, the health and fitness industry is characterized by rapid change and growth. Accordingly, we may not be able to keep up with the pace of change or fund its growth. If we fail to achieve commercial success, we will continue to suffer net losses and we will have to go out of business.

COMPETITION MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS

We are subject to competition from other companies, most notably national and regional health and fitness centers, including those specializing in alternative fitness methods, with similar products and/or services. Although some of these competitors have a significant share of the health and fitness market, the Company’s goal is to target that portion of the population seeking instruction in non-conventional forms of exercise such as yoga and pilates. Our prospects, though, may be adversely affected by our competition as most all health and fitness centers are now offering instruction in the areas that will be our primary focus. The introduction of similar or superior products and services by current or future competitors could have a material adverse effect on our business and financial condition.

GOVERNMENT REGULATION

The health and fitness industry is subject to extensive government regulation and changes in these regulations could have a negative effect on our financial condition.

The Company’s operations and business practices are subject to federal, state and local government regulations in the various jurisdictions in which our fitness centers are located and where our products and/or services are sold, including:

•
general rules and regulations of consumer protection agencies and federal or state statutes that prescribe provisions of membership contracts and that govern the advertising, sale, financing and collection of membership fees and dues;

•	state and local health regulations; and

•	federal regulation of health and nutritional products.

As it becomes necessary, we make minor adjustments to our operating procedures to remain in compliance with applicable laws. Presently, the Company’s operations are in material compliance with all applicable statutes, rules and regulations of each jurisdiction in which we operate. Our failure to comply with statutes, rules and regulations may result in fines or penalties. These may include regulatory or judicial orders enjoining or curtailing aspects of the Company’s operations. It is difficult to predict the future development of such laws or regulations, and although we are not aware of any proposed changes, any changes in such laws could have a material adverse effect on our financial condition and results of operations.

To date, the Company has not been named as a defendant in any lawsuits, and, therefore, the Company’s operations and financial condition has not been affected by any legal proceeding. However, we cannot assure you that we will never be named as a defendant and/or that we will be able to successfully defend or settle all pending or future purported individual and/or class action claims, and our failure to do so may have a material adverse effect on our operations and/or financial condition.

PRODUCTS & SERVICES

The Company’s products and services may not generate positive cash flow; therefore, directly impacting the Company’s operations and financial condition in the future.

Although the Company has implemented a number of business initiatives to capitalize on our array of products and services, infrastructure, member base and franchising program, the success of these business initiatives in the future will have a direct impact on our operations, financial condition and ability to generate cash flow. These initiatives primarily focus on selling products and services to our members within our fitness centers and promoting the Company’s franchising program. However, we cannot predict whether the Company will be able to generate revenues from any of these new business initiatives in the future and, in fact, these business initiatives may not be successful in the future. We have limited experience in marketing products and services to our members. The sale and marketing of products, services and the franchising program involve significant risk of competition. If the Company is unable to successfully sell and market its products, services and franchising program, or to successfully compete in the health and fitness industry, then the Company may be forced to cease operations.

HEALTH & FITNESS INDUSTRY

The Company may not be able to effectively compete in each the market for each of our products and services in the future.

The health and fitness club industry is, and likely will remain, highly competitive. Within each market in which the Company operates, the Company competes with local and national fitness centers, physical fitness and recreational facilities established by local governments, the YMCA and similar organizations and, to a certain extent, with racquet, tennis and other athletic clubs, country clubs, weight reducing salons and the home-use fitness equipment industry. Although the Company’s focus will primarily be on promoting non-traditional forms of exercise such as yoga and pilates, we still, nevertheless, will compete with all the fitness centers detailed above. The Company’s Boutique and Café also compete with similar type businesses for the discretionary income of our target markets. The Company may not be able to continue to compete effectively in each of these markets in the future. Additionally, competitive conditions may limit our ability to maintain or increase pricing of membership fees, perhaps even adding initiation fees, and may impact our ability to attract new members.

As we pursue planned business initiatives, particularly the sale of the Company’s products and services, and marketing of the Company’s franchising program, we will be competing against large, established companies with more experience. In some instances, our competitors may have substantially greater financial resources than us. We may not be able to compete effectively against these companies.

TRADEMARK PROTECTION

The Company’s trademarks and trade names may be misappropriated or subject to claims of infringement.

We attempt to protect our trademarks and trade names through a combination of trademark and copyright laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. However, the Company’s failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

MANAGEMENT & KEY PERSONNEL

If we do not retain our key personnel or fail to attract and retain other highly skilled employees, the Company’s business operations and financial condition will suffer.

The success of our business is heavily dependent on the leadership of our key management personnel, including: Lynn Wahl, Chief Executive Officer, Daniel L. Baxter, Chief Financial Officer, Christine Hardy, Rachel Bood and Susan Terry. The loss of any of their services would be detrimental and could have a material adverse effect on the business, financial condition and results of the Company’s operations. If any of these persons were to leave, it might be difficult to replace them, and we cannot assure you that we can attract and retain sufficient qualified personnel to meet our business needs. Competition for these individuals is intense and increasing. We may not be able to attract, assimilate, or retain qualified managerial personnel and our failure to do so could have a material adverse effect on the business, financial condition and results of operations.

LEGAL PROCEEDINGS

The Company could be subject to claims related to health or safety risks at our clubs.

Use of our clubs creates some potential health or safety risks to members or guests through the use of our services and facilities. The Company cannot guarantee that claims against the Company by members or their guests will not be filed and/or asserted, or that the Company would be able to successfully defend any such claim. We also cannot assure you that we will be able to maintain our general liability insurance on acceptable terms in the future or that such insurance will provide adequate coverage against potential claims.

BROAD DISCRETION AS TO USE OF PROCEEDS; POTENTIAL CHANGE IN USE OF PROCEEDS

Substantially all of the anticipated net proceeds of the Offering are allocated to working capital and other corporate purposes. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds of the Offering, although it is anticipated that the net proceeds will be allocated to working capital. Purchasers of the Securities offered hereby will be entrusting their funds to the Company's management, upon whose judgment the investors must depend. The Company may enter into joint ventures, acquisitions or other arrangements, such as joint marketing arrangements and licensing agreements, which the Company believes would further the Company's growth and development. No assurance can be given that any such agreements will result in additional revenue or net income for the Company.

While the Registrant plans to develop its business in accordance with its business plan, future events, including the problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate or changes in government regulations, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors. No assurance can be given that any such businesses can or will be profitably operated.

THE RESULTS OF RESEARCH AND DEVELOPMENT EFFORTS ARE UNCERTAIN AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN THE MARKETPLACE

The Company may have to make significant research and development expenditures for certain products and services to remain competitive. While we may perform extensive testing of new products, the products we are currently developing or may develop in the future may not be successful. If these approaches are not successful, the resulting products and/or services may not achieve market acceptance and these products may not compete effectively with products of competitors currently in the market or introduced in the future. If we are unsuccessful in the marketplace, it will affect our ability to remain in business.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN WHICH MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT

We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception. Notwithstanding either management undertaking to reduce costs or raising funds through private placement, we cannot assure you that management's efforts will lead us to profitability, nor can we provide any assurance that we can continue raising funds on acceptable terms. As a result, our ability to continue to operate as a going concern will depend on our ability to raise working capital and further streamline our operations and/or increase sales of the Company’s products and services. Our failure in any of these efforts may materially and adversely affect our ability to continue as a going concern. If the Company discontinues any portion of its operations, investors in the Company may loose any and all invested funds.

In preparing our audited financial statements, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we discontinue operations, you will lose your entire investment.

MANAGEMENT'S OTHER ACTIVITIES MAY CONFLICT WITH OVERSIGHT OF THE COMPANY

Certain of the officers of the Company may be required to devote a portion of their time to other business activities and personal investments. In addition, certain members of our management may serve as managers of other businesses or entities. This may create conflicts of interest with respect to the allocation of time. We will attempt to resolve these conflicts in a manner that does not disrupt the operations. However, to the extent that one or more members of the Company's management team are unavailable to us operations may be materially and adversely affected.

THE MARKET FOR OUR COMMON STOCK IS VOLATILE AND IT TRADES ON LOW VOLUME WHICH COULD MAKE OUR SHARES DIFFICULT TO VALUE AND ILLIQUID

We anticipate that the common stock of The Studio Zone being registered hereby will be traded on the Over The Counter Bulletin Board. The trading volume of the Company’s common stock may be limited and sporadic, and the stock prices may be volatile. As a result of the limited and sporadic trading activity, the quoted price for our common stock on the over-the-counter market is not necessarily a reliable indicator of its fair market value. The price at which the common stock will trade may fluctuate as a result of a number of factors, including, without limitation, quarterly variations in operating results and actual or anticipated announcements of new products, positive or negative announcements by competitors as well as the number of shares available for sale in the market. In addition, sales by our current stockholders, under Rule 144 or other exemption from the Securities Act, if available, or pursuant to an effective registration statement, could have a depressive effect on the price of the Common Stock.

RISKS ASSOCIATED WITH LOW-PRICED SECURITIES MAY AFFECT THE MARKET VALUE OF OUR STOCK

Our common stock may be subject to rules promulgated by the SEC relating to “penny stocks,” which generally apply to companies whose shares are not traded on a national stock exchange or on the NASDAQ Small-Cap or National Market Systems, trade at less than $5.00 per share or those that do not meet certain other financial requirements specified by the SEC. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our Common Stock and may affect any secondary market for the Common Stock. These rules could also hamper our ability to raise funds in the primary market for our Common Stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	our ability to fund future growth and implement our business strategy;
•	demand for and acceptance of our membership programs;
•	our ability to develop and expand the market for our programs;
•	growth and market acceptance of the alternative health industry;
•	competition in the health industry and our markets;
•	our ability to attract and retain qualified personnel and marketing representatives;
•	legislative or regulatory changes in the healthcare industry;
•	the condition of the securities and capital markets;
•	general economic and business conditions, either nationally or internationally or in the jurisdictions in which we are doing business;

and statements of assumption underlying any of the foregoing, as well as any other factors set forth under the caption “Risk Factors” on page 9 of this prospectus and “Management's Discussions and Analysis of Financial Condition and Results of Operations” on page 27 of this prospectus.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,600,000 shares of the common stock offered through this prospectus. These shares were acquired from us in a private placement of our common stock (the “Offering”). The Offering was exempt from registration under Section 4(2) of the Securities Act of 1933 and Regulation D thereunder. A summary of the Offering may be found on page 6 of this prospectus.

The Offering was conducted on a “best efforts” basis. The Offering period terminated on April 3, 2006, though all monies were received prior to October 1, 2005.

We sold 40 units for USD$2,000 in the Offering, with each unit consisting of 40,000 shares, or USD$0.05 per share of common stock (the “Unit”). The Offering was made solely to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or to non-accredited investors who are otherwise qualified investors as determined by us based on the circumstances of the investor and the amount of the subscription he or she intends to make. The minimum subscription was $2,000 per Unit; however, the Company did reserve the right to accept subscriptions for a fractional Unit, although no such Units were actually sold. The purchase price for the Units was paid in cash upon subscription.

In the Offering, the Company expressly reserved the right to conduct additional financings in the future. Any such additional financings may be conducted on terms that are more or less favorable to investors than the terms of the Offering.

The shares of our common stock offered were not registered under the Securities Act as the Offering was completed in reliance on the exemption from such registration provided by Section 4(2) of the Securities Act and Regulation D thereunder. In order to establish the availability of such exemption, the Company, among other exemptions, relied on Regulation D under such Securities Act, which provides that an offering made in accordance with all its conditions is deemed exempt from such registration.

The availability of such exemptions was also dependent, in part, upon the “investment intent” of the investors. The exemptions would not have been available if an investor were purchasing the shares with a view to redistributing them. Accordingly, each investor, when executing the Subscription Agreement, was required to acknowledge that his or her purchase is for investment, for his or her own account, and without any view to the sale of the shares of our common stock, except pursuant to an effective registration statement under the Securities Act or a valid exemption from the registration requirements of the Securities Act.

In addition, since each purchaser acquired shares of restricted stock in a company that is not publicly-traded, a purchaser must be prepared to bear the economic risk of an investment for an indefinite period of time. An investor in the Offering, pursuant to the Subscription Agreement and applicable law, will not be permitted to transfer or dispose of our shares of common stock unless they are registered or unless such transaction is exempt from registration under the Securities Act and other applicable securities laws, and in the case of a purportedly exempt sale, such investor provides (at his own expense) an opinion of counsel satisfactory to us such exemption is, in fact, available. The certificates representing the shares purchased in the Offering all bear a legend relating to such restrictions on transfer.

The shares were sold solely by our CEO to her family, close friends and close business associates in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D thereunder. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table sets forth, to the Company’s best knowledge and belief, with respect to the selling security holders:

•	the number of shares of common stock beneficially owned as of June 2, 2005 and prior to the offering contemplated hereby,

•	the number of shares of common stock eligible for resale and to be offered by each selling security holder pursuant to this prospectus,

•	the number of shares owned by each selling security holder after the offering contemplated hereby assuming that all shares eligible for resale pursuant to this prospectus actually are sold,

•	the percentage of shares of common stock beneficially owned by each selling security holder after the offering contemplated hereby, and

•
in notes to the table, additional information concerning the selling security holders including any NASD affiliations and any relationships, excluding non-executive employee and other non-material relationships, that a selling security holder had during the past three years with the registrant or any of its predecessors or affiliates.

Selling Shareholders

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account(1)(2)	Total Shares Owned Upon Completion of the Offering	Percent Owned Upon Completion of the Offering
Leighton Dean	40,000	40,000	-	-
Melissa Dean	40,000	40,000	-	-
Robert Dean	40,000	40,000	-	-
Trisha Dean	40,000	40,000	-	-
Patricia Dean	40,000	40,000	-	-
Michael Anderson	40,000	40,000	-	-
Mykel Neilsen	40,000	40,000	-	-
Elaine Grayston	40,000	40,000	-	-
Dave Backie	40,000	40,000	-	-
Jennifer Backie	40,000	40,000	-	-
Mark Eshleman	40,000	40,000	-	-
Nicole Eshleman	40,000	40,000	-	-
Dave Hawkes	40,000	40,000	-	-
Marline Hawkes	40,000	40,000	-	-
Dusko Cvijic	40,000	40,000	-	-
Pavel Doukhine	40,000	40,000	-	-
Ken Hinton	40,000	40,000	-	-
Michael Hinton	40,000	40,000	-	-
Louise Hinton	40,000	40,000	-	-
James Hinton	40,000	40,000	-	-
Shane Stewart	40,000	40,000	-	-
Suzie Lafferty	40,000	40,000	-	-
Josh Lafferty	40,000	40,000	-	-
Bill Platis	40,000	40,000	-	-
Ben Kirk	40,000	40,000	-	-
John Kirk	40,000	40,000	-	-
Vanessa Kirk	40,000	40,000	-	-
Robert Larocque	40,000	40,000	-	-
Jason English	40,000	40,000	-	-
David Pride	40,000	40,000	-	-
Laura Jane Nelson	40,000	40,000	-	-
Brad Nelson	40,000	40,000	-	-
Sam Alderson	40,000	40,000	-	-
Joslyn Alderson	40,000	40,000	-	-
Dan Baxter	40,000	40,000	-	-
Mitz Lehner	40,000	40,000	-	-
Pete Glover	40,000	40,000	-	-
Curt Lehner	40,000	40,000	-	-
Lisa Lehner	40,000	40,000	-	-
Marina Baxter	40,000	40,000	-	-

(1)
The percentage of outstanding shares is based on 1,600,000 shares of common stock issuable at December 31, 2005, together with shares deemed beneficially owned by each such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within 60 days of December 31, 2005 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
All Selling Shareholders have been provided with the Restated Financial Statements for the years ended December 31, 2005 and December 31, 2004. Following review of said Financial Statements, each of the Selling Shareholder has reaffirmed their consent and willingness to continue with their investment in the Company. To this end, and as of April 3, 2006, the Company has obtained the updated written consent of each such Selling Shareholder.

Additional Footnotes:

(1)
Dean Family - Leighton and Melissa Dean are husband and wife. Robert and Trisha Dean are the parents of Leighton Dean and Patricia Dean. All members of the Dean family own 40,000 shares of our common stock.

(2)	Dave and Jennifer Backe are husband and wife, and both own 40,000 shares of our common stock.
(3)	Mark and Nicole Eshleman are husband and wife and both own 40,000 shares of our common stock.
(4)	Dave and Marlene Hawkes are husband and wife, and both own 40,000 shares of our common stock.
(5)	Hinton Family - Ken and Louise Hinton are the parents of James and Michael Hinton. All members of the Hinton family own 40,000 shares of our common stock.
(6)	Josh and Suzie Lafferty are husband and wife, and both own 40,000 shares of our common stock.
(7)	Kirk Family - John and Vanessa Kirk are the parents of Ben Kirk. All members of the Kirk family own 40,000 shares of our common stock.
(8)	Brad Nelson and Laura Jane Nelson are husband and wife, and both own 40,000 shares of our common stock.
(9)	Sam and Joslyn Alderson are husband and wife, and both own 40,000 shares of our common stock.
(10)	Dan Baxter and Marina Baxter are husband and wife, and both own 40,000 shares of our common stock.
(11)	Lehner Family - Curt and Lisa Lehner are husband and wife. Mitz Lehner is Curt Lehner’s sister. Each member of the Lehner family owns 40,000 shares of our common stock.
(12)	The brother of Lisa Lehner, Kevin Wahl, is the husband of Lynn Wahl, our CEO.
(13)	Adelle Thoms is the mother of Curt and Mitz Lehner.
(14)	Each of shareholders listed above has no beneficial interest in the respective holdings of any other shareholder.

Other than detailed in the footnotes above, we are not aware of any family relationships among selling shareholders.

Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in the above table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 1,824,000 shares of common stock outstanding on June 2, 2006. The selling shareholders named in this prospectus are offering a total of 1,600,000 shares of common stock which represents 88% of our outstanding common stock on June 2, 2006.

Except as indicated above, or elsewhere in this prospectus, none of the selling shareholders or their beneficial owners:

•	Has had a material relationship with us other than as a shareholder at any time within the past three years;
•	Has ever been one of our officers or directors; or
•	Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement, the selling shareholders are considered to be our underwriters.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	On such public markets or exchanges as the common stock may from time to time be trading;
•	In privately negotiated transactions;
•	Through the writing of options on the common stock;
•	In short sales; or
•	In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB. The OTCBB is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to less restrictions and regulations than are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTCBB.

The NASD regulates the OTCBB and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], by filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting company. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

Regarding our intention to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTCBB, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at USD$0.05 per share until our shares are quoted on the OTCBB. Thereafter, the sales price offered by the selling shareholders to the public may be:

•	The market price prevailing at the time of sale;
•	A price related to such prevailing market price; or
•	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located on page 33 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

•	Not engage in any stabilization activities in connection with our common stock;
•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than USD$5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	Contains a toll-free telephone number for inquiries on disciplinary actions;
•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	With bid and offer quotations for the penny stock;
•	The compensation of the broker-dealer and its salesperson in the transaction;
•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling our common stock.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Position Held with the Company	Age	Date First Elected or Appointed
Lynn Wahl	Chief Executive Officer & Director	37	July 2004
Daniel L. Baxter	Chief Financial Officer	43	April 2006
Adelle Thoms	Secretary & Director	57	July 2004
Christine Hardy	VP, Pilates Division	37	July 2004
Rachel Bood	VP, Dance Division	27	July 2004
Susan Terry	VP, Yoga Division	39	July 2004

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Lynn Wahl

Lynn is the founder of The Studio Zone, Inc. and has over 20 years experience in all aspects of dance and fitness facilities.  Ms. Wahl's experience in managing a fitness facility includes hiring staff, training staff, organizing all aspects of the business, payroll and gross projections, sales, marketing, client services and accounting.

Daniel L. Baxter, B.A.Sc., P.Eng.

Daniel Baxter, age 43, is a Professional Engineer registered in the Province of British Columbia. Since 1993 he has been providing management consulting services to a number of local businesses, primarily in the area of corporate finance, through his company, Mardan Consulting Inc.

Until recently he had served for 7 years as the Vice President Operations for Vancouver Fire & Security, the largest, privately held fire safety and security business in British Columbia. In that role his primary duties included system design, installation project management, recurring revenue services, and IT development.

In 2006, he began working with Studio Zone, Inc. in the area of Financial Compliance, Legal Liaison, and Investor Relations.

Adelle Thoms

Adelle Thoms has over 17 years experience in business, and particularly sales. Ms. Thoms holds an Ophthalmic license, and has been a Board Member of the Saskatchewan Ophthalmic Association for over 5 years. As a mentor for young women looking to build their self-esteem, Ms. Thoms has developed excellent listening and presentation skills. Ms. Thoms' experience and qualities will greatly contribute to the goals of the Company.

Christine Hardy

Christine started in the Fitness Industry approximately 12 years ago. Her experience includes teaching a variety of fitness programs and group classes all over the lower mainland and at various gyms and community centers. Christine always has a large following of students very dedicated to her special and unique style of teaching. She discovered about 6 years ago that Pilates was definitely where she wanted to further her training and certification, and proceeded to do just that. Christine now puts all her focus and unique teaching style into her pilates programs and has a very strong following of dedicated students whom are feeling and seeing the great results.

Rachel Bood

Rachel started dancing at the age of 2. Her extensive experience in Ballet, Tap, Jazz, Modern, Lyrical, Musical Theatre and Hip Hop has taken her on a personal journey of self expression and exposed a passion to share her knowledge with others. Rachel has been teaching for 10 years and completed her Modern/Jazz advanced associates exams through A.I.D.T with honors. Her students have excelled in competitions throughout Vancouver Island and the Lower Mainland. She has won choreography awards as well as the overall excellence and 1st place Diamond Choreography awards from American Dance Awards. Rachel works hard to bring the upbeat world of dance to all age levels in a comfortable and caring environment while challenging both mind and body to create a lasting love of dance.

Susan Terry

Susan has been devotee of Hatha Yoga for many years. She has taught her students that the body is the vehicle of the soul and through physical poses, breathing techniques and meditation the body can be brought into perfect health and balance so that the more subtle spiritual elements of the mind can emerge freely. Over 5 years ago, she studied and was certified in Ashtanga Yoga, a more strenuous form of yoga which includes Vinyasa, which means breathing and movement, for internal cleansing. Sweating, as a result of movement and balanced breathing,  causes toxins to be brought outside the body providing cleansing and purification. Susan combines these two styles of Yoga to her weekly classes at the Studio Zone

Family Relationships

There are no family relationships between any of our Company's directors or executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 2, 2006, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Lynn Wahl, President, Director & CEO	112,000 (3)	6.1%
Common Stock	Adelle Thoms, Secretary & Director	112,000 (3)	6.1%
Common Stock	Daniel L. Baxter, CFO	40,000 (4)	2.2%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	264,000	14%

(1)	The percent of class is based on 1,824,000 of common stock issued and outstanding as of June 2, 2006.
(2)
The persons listed are the directors and executive officers of our Company and have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

(3)	These shares were issued in February 2006 for services rendered in January 2006.
(4)
Mr. Baxter purchased these shares as part of our private placement described in this registration statement and prior to becoming our Chief Financial Officer. Mr. Baxter has not received compensation of any sort to date for serving as our Chief Financial Officer.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of The Studio Zone, Inc.

DESCRIPTION OF COMMON STOCK

General

The aggregate number of shares which the Corporation shall have authority to issue is one hundred million (100,000,000) shares, consisting of (a) ninety-five million (95,000,000) shares of Common Stock, par value USD$0.001 per share (the “Common Stock”) and (b) five million (5,000,000) shares of preferred stock, par value USD$0.001 per share (the “Preferred Stock”), issuable in one or more series.

Common Stock

Holders of our common stock are entitled to one vote per share on all maters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights, which means, that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Subject to the right of holders of any outstanding preferred sock, the holders of outstanding shares of common stock are entitled to dividends and other distributions, as may be declared from time to time by our Board of Directors from legally available funds. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Subject to the rights of holders of any outstanding preferred stock, upon our liquidation, dissolution or winding up and after payment of all prior claims, the holders of shares of commons tock are entitled to a pro rata share in any distribution available to holders of common stock. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with the Offering will be, validly issued, fully paid and non-assessable.

Dividend Policy

We plan to retain all future earnings to support our operations and to finance the development and growth of our business. Therefore, we do not expect to pay cash dividends on our common stock in the foreseeable future. Any future determination as to the payment of dividends will be at our Board of Directors discretion and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors considers relevant.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders was passed upon by the SteadyLaw Group, LLP.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

On January 26, 2006, the Registrant’s Board of Directors approved the engagement of Peterson Sullivan, PLLC (“PS”) as the Registrant’s independent registered public accounting firm to audit the Registrant’s financial statements for the years ended December 31, 2004 and December 31, 2005.

The report issued by PS in connection with the audit for the years ended December 30, 2004 and December 30, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to audit scope or accounting principles. PS's report did, however, contain an explanatory paragraph that stated that the Registrant has not generated positive cash flows from operations and has accumulated deficit which raise substantial doubt about its ability to continue as a going concern.

In connection with the audit of the Registrant’s financial statements for the year ended December 31, 2004 , there were no disagreements with PS on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PS, would have caused PS to make reference to the matter in their report.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

Our financial statements as of and for the year ended December 31, 2004 and December 31, 2005 filed with this prospectus and registration statement have been audited by Peterson Sullivan, PLLC, as set forth in their report accompanying the financial statements. The financial statements referred to above are included herein in reliance upon such reports given upon the authority of the firm as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, a director or officer of the Company shall not be personally liable to the Company or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of The Studio Zone, Inc.) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The Company believes that the indemnification provisions in its Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF BUSINESS

Forward Looking Statements

This discussion and analysis should be read in conjunction with the accompanying Consolidated Financial Statements and related notes. Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. Our estimates were based on our historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations. Our critical accounting policies, the policies we believe are most important to the presentation of our financial statements and require the most difficult, subjective and complex judgments, are outlined below in‘‘—Critical Accounting Policies,’’ and have not changed significantly.

In addition, certain statements made in this report may constitute “forward-looking statements”. These forward-looking statements involve known or unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Specifically, 1) our ability to obtain necessary regulatory approvals for our products; and 2) our ability to increase revenues and operating income, is dependent upon our ability to develop and sell our products, general economic conditions, and other factors. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected-in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

THE STUDIO ZONE, INC.’S BUSINESS OBJECTIVES

PRODUCTS & SERVICES

Our fitness center studios provide a platform for the delivery of our private label products, customized fitness services and café services to our fitness-conscious members. By integrating personal training, private-label products, and the Fitness Café into our core operations, The Studio Zone, Inc. is positioned to become an outlet prepared to meet all of our members' wellness and fitness needs.

♦
Customized Fitness Services. We will offer fee-based personal instruction in various non-traditional disciplines in each of our clubs. As our franchising program excels, we will integrate personal training services into our membership programs to assist our fitness-conscious members meet their goals.

♦
Flexible Approach. As locally owned, existing fitness centers purchase franchise rights and implement our Prototype Studio, we will revise our approach to marketing and expand our private label products and fitness services available to members based on models that we consider will generate increased cash flow. As the demand for our business and services continues to increase, it is our belief that we can expand on our present line of products and services to meet the ever-changing needs of our members.

♦
Private-Label Products. In order to increase awareness on our identity, the Company will develop a full line of The Studio Zone, Inc. products, including training aides, apparel, and nutritional foods and beverages. Several of these products will be integrated into our membership programs in order to assist members in meeting nutritional goals as they start their fitness program. As a policy, we require manufacturers and suppliers of our products to adhere to quality control specifications in addition to those imposed by any local, state or government agencies.

♦
Fitness Café. Once open, the Company’s Fitness Café will offer ready-to-drink meal replacement shakes and drinks, energy bars, snack bars, high protein bars, weight loss products, multi-vitamins and meal replacement powdered drinks. The Company’s Fitness Café is also expected to include a juice bar that provides only natural fruit juice drinks enhanced with nutritional products.

♦
Fitness Boutique. Our members provide a captive market of fitness conscious consumers. Our Fitness Boutiques have been designed to provide products most needed by our members before, during and after their workout. Our Boutiques offer workout apparel, training aides and other related products.

♦
Wellness Program. The Studio Zone’s Wellness Program is customized to an individual's unique metabolism by determining specific calorie needs based on an individual's resting metabolic rate and specific weight goals.

STATE OF THE ART FACILITIES

Our flagship fitness center is located in the city center of Langley, B.C., Canada. We anticipate that all of Prototype Studios will be relatively the same in size, space distribution and feel. However, it is our goal that our Corporate Studios will be approximately 50% larger than our Prototype Studios since we plan on devoting considerable amount of marketing into these studios to assist in the growth and implementation of our franchising program. All of our fitness centers will be equipped with state-of-the-art studios and equipment available for customers to rent. All personnel working at any of our fitness centers are required to complete a comprehensive in-house training program.

We will tailor Corporate and Prototype Studios towards meeting the needs of our members. Therefore, particular services may vary from studio to studio. Our Prototype Studios will range from 2,750 to 3000 square feet, while our Corporate Studios will range from 4,000 to 4,250 square feet. The Prototype Studio is designed to cost less to construct and maintain than our Corporate Facilities, but still has the capacity to accommodate a significant amount of members. Generally, excluding the franchising fee, out Prototype Studios require an investment of approximately $25,000 in start-up and/or tenant improvement costs.

MEMBERSHIP PLANS

Our prospective members are able to choose from numerous membership plans to meet their needs. Each available membership plan allows members to access all of our other fitness centers. However, the plans do offer prospective members different products and services as part of their membership. Occasionally, we have special membership promotions that limit a member’s access to a single fitness center and to certain days and non-peak hours. Through our electronic billing system, we are able to offer our members a variety of different payment options. As part of plan for growth and expansion, we have eliminated initiation fees.

Our membership fees generally range from $500 to $1,500, with the average being $720.00. The membership fee is based entirely on the following factors:

♦	The membership plan selected.
♦	Additional products and services chosen as part of the membership plan.
♦	Availability of sales and/or marketing promotions.
♦	Type of club joined, Corporate or Prototype Studio.

In addition to not charging initial initiation fees, the Company’s members may purchase items at our Fitness Boutique and Fitness Café at reduced prices.

Our Corporate Studios offer membership plans with additional incentives, such as a monthly allowance for use at our Boutique and Café.

MARKET ANALYSIS

Market Overview

The fitness industry has benefited from several key growth drivers, including increased focus on health and physical fitness and numerous publications emphasizing the importance of health and fitness. Accordingly, research studies in the health and fitness club industry indicate that the number of people seeking healthier lifestyles is increasing annually. In fact, a recent study suggests that more than 41.1 million people will be members of a health and/or fitness facility in the United States by 2006. Numerous factors have converged to spurn the growth of the health and fitness market, including but not limited to, an increased membership by women, increased awareness of the link between exercise and good health, and, in particular, increased interest and shift in the market to non-traditional or alternative methods of achieving a healthier lifestyle through disciplines such as yoga and pilates.

In fact, there are approximately 17,000 fitness facilities in the United States alone, and over 33 million members. The industry's compound annual growth rate of revenues was 8.2% from $6.5 billion in 1993 to $12.2 billion in 2001, and its compound annual growth in the total number of clubs increased at a rate of 4.8%, from 11,655 in 1993 to 16,983 in 2001. The demand for club memberships rose in the same period at a faster pace than supply, as memberships increased at a compound annual growth rate of 5.0% from 22.9 million in 1993 to 33.8 million in 2001.

Although the fitness industry benefits from tremendous growth over the last several years, the industry remains fragmented with less than 10% of commercial health clubs in the U.S. owned and operated by companies that own more than 25 clubs.

As competition increases and the growth and shift in the health and fitness market occurs, it has become necessary to offer products and services that are available to a larger segment of the population. After evaluating the market, the Company’s business model targets this market and is geared to provide an opportunity for profitability for the following reasons:

•	High Revenue From Membership. Serious practitioners of yoga and other related disciplines spend approximately $1,500.00 a year on instruction, apparel and equipment.
•	Boutique Growth Potential. Providing customers with lower cost-brands that are high-quality.
•
Market Growth Potential. More than 12% of the U.S. population is interested in yoga. To this end, a recent survey revealed that more than 35.3 million people would try yoga during the course of the next year. Additionally, roughly 4.7 million Americans take Pilates, with the number increasing almost daily.

•	The Studio Zone’s Opportunity. The Company is positioned to offer a variety of products and services, providing its members with the flexibility to maximize their fitness allocated time.
•
The Studio Zone’s Capability to provide Additional Services.  The Company is well-equipped to provide additional services requested by its customers. In addition, the Company has developed a system that allows it to address issues that may arise related to its products and/or services.

Competition

The Company is prepared to meet all of the needs of its members, from fitness to proper dieting. We strive to be an operator of franchise fitness centers located throughout North America. The Company will compete with other similar non-traditional fitness centers, as well as conventional physical fitness and recreational facilities. We also compete, to some extent, with boutiques and/or sporting goods stores and cafés. Future competitive factors may emerge which may lessen our ability to compete as effectively.

We believe competition has increased to some extent in certain markets, reflecting the public's enthusiasm for fitness. The Company, however, has developed membership plans that are affordable and we have the flexibility to be responsive to economic conditions.

Our pursuit of new business initiatives has us competing against large, established companies with more experience selling products on a retail basis. In some instances, our competitors for these products have substantially greater financial resources than we have. We may not be able to compete effectively against these established companies.

The following charts provide an overview of the amount of classes typically offered by our regional and national competitors in yoga and pilates, the Company’s two primary areas of instruction, as well as other services offered by said competitors and how the Company compares:

TARGET MARKET

The Studio Zone will target multiple groups in its aggressive sales and marketing program:

(1)	Young and Middle Aged Women: This group is the core segment of potential clients of The Studio Zone, Inc. Their demographic characteristics are the following:

•	Ages: 19-55.
•	Health/Lifestyle Issues: Women focused on healthy food and dieting. Over 70% of this group are members of gyms. Approximately, 40% of potential customers have taken yoga classes before.
•	Social Pattern: Will more likely attend as part of group.
•	Center's selling point: Close to work and/or home. The session lowers stress. Can be attended with friends and/or colleagues as group activity.

(2)	Individuals Seeking Healthier Lifestyle: Any and all individuals seeking a healthier alternative lifestyle is a secondary target group. Their demographic characteristics are the following:

•	Ages: 18 to 34.
•	Sex: Males and Females.
•
Health/Lifestyle Issues: Active individuals who focus on healthy food and dieting.  While it is foreseen that many individuals in this target group may be members of a gym, this secondary group targets all individuals.

•	Social Pattern: Will more likely attend alone and/or with family or friends.
•	Center's selling point: Close to work and/or home. The session lowers stress.

By and through targeting these specific groups, the Company firmly believes that it will further enhance its products and services, thereby increasing the effectiveness of its advertising campaign. The Company’s products and services are designed and marketed to be affordable by the masses.

COMPETITIVE ADVANTAGE

It is our belief that the following factors will allow us to achieve positive cash flow more rapidly:

♦
Full Service Wellness and Fitness Center. The Company offers a wide array of fitness center products and services. The Company’s plan is to have a visible presence in all large metropolitan areas throughout North America. We believe that our scale and concentration in major metropolitan areas achieves marketing and operating efficiencies, enhancing our value to both the local and national population.

♦
Distinctive Brand Name. We believe that The Studio Zone, Inc.’s brand will become synonymous with quality and value and that our private label will enhance the likelihood that potential members will prefer our clubs to those of our competitors. This awareness will also allow us to benefit from strategic marketing alliances with small to medium sized vendors since the Company will be able to offer inventory to franchise owners on a consignment basis (up to $20,000 in products).

♦
Licensing Agreements. We are in the process of entering into licensing arrangements with small to medium size fitness vendors to manufacture products that will retail at our Corporate and Prototype Studios.

♦
Maximized Member Retention. As a result of our state of the art facilities, the Company has the ability to achieve successful member retention rates. On average, health and fitness centers annually retain over 50-70% of their members. We strive to retain at least this percentage of members through various marketing and sales techniques, but most of all through the quality and affordable cost of our products and services.

♦	Increased Cash Flow. Our anticipated ability to maintain successful member retention rates, profitable member base and substantially fixed operating costs result in predictable and growing cash flows.
♦
Minimal Direct Investment in Fitness Centers. As a result of our franchising program, we will not have to incur the expenses associated with establishing only Corporate Studios. Avoiding this expense provides us with the ability to maintain a base of modern, well-equipped facilities.

♦
Flexible Membership Plans. We offer a variety of membership options and plans. All of our membership options include additional amenities and access to all of our fitness centers. Similarly, we offer a broad range of payment alternatives.

♦
Experienced Management Team. We believe that our management team is well-equipped to assist in meeting our goals. Our founder and CEO, Lynn Wahl, has over 20 years experience in all aspects of operating a fitness facility, from sales to instruction and operations.

GROWTH INITIATIVES

Our continuing business focus is to maximize the revenue derived from each member and grow our member base. The amount generated per member through monthly dues and products and services revenues will provide the necessary funding for the remainder of our operations. Research suggests that the more serious member spends in excess of $1,500.00 annually on fitness related needs for alternative methods of exercise. We expect to continue to maximize the per member revenue as well as grow our membership base using the following strategies:

♦
Optimize Our Product and Service Offerings. We will use our clubs for the delivery of value-added products and services such as personal training, private-label products, group exercise classes, fitness related merchandise, fitness magazines and our Wellness Program. Integrating these ancillary products and services into core fitness center operations positions the Company to meet all of its members' wellness and fitness needs. We are committed to the continuing development and integration of new and innovative products and services. Our vendor agreements will afford us the opportunity to “test-market” new products and services without exposing our entire operation to the outcome of any one particular product.

♦
Realize the Benefits of Franchising. Primarily, the Company’s sales and marketing resources are devoted to promoting the franchising program. It is our expectation that each Corporate and Prototype Center will contribute higher levels of operating income as they enhance their ability to generate revenue.

♦
Maximize Our Sales & Marketing Program. We will focus on leveraging the position of the Company’s roll-out and its private label brand. Although we have not traditionally relied on television advertising as a vehicle for marketing products and/or services, the Company is in the process of developing a television marketing campaign to mass advertise products and services, but more importantly, the Company’s franchising program. In addition, the Internet represents a tremendous opportunity to promote the Company’s name and brand. We anticipate on launching a full-scale advertising and marketing campaign once we are able to become a publicly traded company on the OTCBB.

♦
More Efficient Operations. After an initial period of expected and anticipated development of our business model, we are considering centralizing all billing systems to realize economies of scale. In particular, we have launched several initiatives to improve operating efficiencies and reduce operating costs, including staff reductions. As part of this program, we will further develop the Company’s integrated and centralized computer management system accessible by each of the franchised facilities. Thus, all members will have access to other Centers while traveling away from home.

♦
Electronic Payment Option. We intend on integrating an electronic payment option for each of our membership programs, in effect providing our members with a convenient alternative to paying membership dues in cash or by check. However, this is not expected to occur until we are able to centralize the Company’s entire billing system.

FRANCHISING

To build upon our operations and to increase awareness of our private label and overall business, we plan on selling franchises in order to rapidly grow. Further, to reinforce operating results and maximize cash flows, we have chosen to limit the number of Corporate Studios, excluding our flagship Studio, and focus more on establishing marketing relationships and selling franchises.

Generally, a new fitness center requires approximately 7 to 10 years for its member base to mature. Thus, earnings contribution and cash flow potential are directly affected for this entire length of time. For this reason, the Company has decided to concentrate the majority of its resources into its franchising program, thereby attempting to increase earnings and cash flow in less than the aforementioned 7 to 10 year period of time.

The Company’s program for expansion, including franchising, is divided into three distinct areas:

♦
First, the focus of our franchise marketing program is geared towards generating interest and selling franchises based on our prototype fitness center (“Prototype Studio”). The Prototype Studio is designed to, ideally, cost less to start-up and subsequently maintain than other similar facilities. Additionally, the Prototype Studio has been planned to maximize use of interior space by providing the proper number studios devoted to the services our members demand.

♦
Second, franchising opportunities also extend to already established fitness centers located in city centers. As part of the franchising agreement, such fitness centers are required to upgrade and expand to comply with the design of our Prototype Studio, including adding and upgrading exercise equipment, leasing additional space and refreshing interior and exterior finishes to improve club ambiance. We believe that through this type of expansion we will continue to increase our membership base and increase revenues, thereby capitalizing on our marketing and administrative infrastructure.

♦
Third, as a result of our ability to implement and market our franchising program in a fragmented industry, we are positioned to identify opportunities to acquire existing fitness center operations located in city centers at reasonable prices, thereby increasing the number of Corporate Studios. Although such acquisitions fall squarely within our tactical goal of expanding our reach, increasing penetration in key markets, and leveraging our overall infrastructure, we have no near term plans for expanding our Corporate Studio base through acquisitions. However, the Company may alter its plans as it deems necessary.

Our flagship Corporate Studio is located in Langley, B.C., Canada. While the majority of our growth, is anticipated to occur in the United States and Canada, we will, nevertheless, also seek to develop and establish international relationships that we believe will be profitable. To this end, international franchises will further leverage our brand and private label identity into new and developing markets without the inherent risk and capital requirements of direct foreign investment.

Finally, as a result of our ability to implement and market our franchising program in a fragmented industry, we are positioned to identify opportunities to acquire existing fitness center operations located in city centers at reasonable prices, thereby increasing the number of Corporate Studios. Although such acquisitions fall squarely within our tactical goal of expanding our reach, increasing penetration in key markets, and leveraging our overall infrastructure, we have no near term plans for expanding our Corporate Studio base through acquisitions. However, the Company may alter its plans as it deems necessary.

The Company will benefit in the following ways from its franchising program:

♦	Greater margins and increased cash flow.
♦	Royalties from the Prototype Studios.
♦	Less staffing as the Corporate Representative will be responsible for initial training and ongoing support.
♦	Better support system for franchisees.
♦	Increased name recognition as the advertising and promotion fund is larger.
♦	Development of regional/local supplier networks.

MARKETING AND SALES PLAN

FRANCHISING PROGRAM

In order to promote, market, and sell franchises, we have decided to deploy a Regional Corporate Representative to a geographic region as defined below.

Regional Corporate Representative—In order to reduce overhead costs further, our focus will be on having one Regional Corporate Representative per region for sales purposes. This Regional Corporate Representative would also serve to assist each of our franchisees in setting up their Prototype Studios.

(A) This strategy is based on the following assumptions:

♦	Each geographic region will hold a maximum of 4 franchises.
♦	The Initial Franchise Fee for a Prototype Studio is $15,000.
♦	The Regional Corporate Representative would receive a fixed salary, plus commission.
♦	Each franchisee pays a royalty of approximately 8% of their monthly gross sales.

(B)	Responsibilities

♦	The Regional Corporate Representative will essentially be responsible for finding, screening, training and supporting franchisees in the area.
♦	Franchisees must be approved by the Company.
♦	The responsibilities of the Regional Corporate Representative can be revised by the Company from time to time and without notice.

(C)	Relationships

♦	The Company enters into the Franchise Agreements directly with each Franchisee.
♦	The Regional Corporate Representative is not a party to the Franchise Agreement, unless a franchise owner.
♦	The Franchisees pay their royalties directly to the Company.

(D)	Fees to be paid to the Company

♦	The Franchisee will pay to the Company an initial Franchise Purchase Fee of $15,000.
♦	Royalty Fees totaling approximately 8% of gross sales.

GENERAL MARKETING & SALES TECHNIQUES

Our general marketing and sales goals will be achieved through the following means:

♦
Media Advertising. Periodic advertising will be placed in local papers throughout the United States and Canada, particularly in large metropolitan areas to generate interest and increase awareness in the franchising program and studios.

♦
Health & Fitness Seminars & Tradeshows. All major seminars will be attended by Company representatives. We also purchase space at tradeshows to showcase our private label brand, as well as our other products and services.

♦	Toll Free Number. We have established a toll free number that will be used as a marketing tool for promotions, advertising and our product line.
♦	Direct Mail. We will continually distribute flyers through the mail to residents of all major cities and surrounding urban areas throughout the United States and Canada.
♦
Online Marketing. An aggressive email campaign will be directed to users of all major web servers. We will also market online by buying targeted key word searches on select search engines, and direct advertising on popular websites.

♦
Sales Calls. In the future, we will also seek to establish relationships to distribute our private label brand directly to major retail and department stores to generate further interest in our Corporate and Prototype Studios.

Our sales strategy is very aggressive and services our bottom line within a short period of time.

As product quality will be of utmost importance in our success, we will only carry products that meet stringent standards. Having a superior line of products and services will allow us to aggressively, and confidently, sell our products, services and, most importantly, our franchises.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATIONS

Forward-Looking Statements

The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

The Studio Zone, Inc. (the “Company” or the “Registrant”) was incorporated on July 9, 2004 in the State of Nevada. The Company acquired all assets, liabilities, rights and obligations of The Studio Zone Fitness Center, Inc., a corporation existing under the laws of the Province of British Columbia, Canada (the “BC Corp”) on or about September 28, 2005. Previously, though, the BC Corp was operating as a sole proprietorship until incorporation on or about August 9, 2005 as the BC Corp. The Company maintains its corporate headquarters and flagship “Studio” in Langley, B.C., Canada.

Principally, the Company caters to the individual seeking physical, mental and spiritual well-being—a truly priceless health advantage—by offering an array of services and products focused on providing a transition to a healthier lifestyle by non-traditional means. The Company’s focus is to provide the customer with a full-service, state of the art facility offering instruction in yoga, pilates and other related methods, a boutique stocked with the latest training aides, apparel and nutritional foods and beverages, and the planned opening of a café for those simply seeking a place of refuge or relaxation.

In order to serve and exploit the shift and growth in the health and fitness industry in the United States and Canada from traditional forms of exercise to more non-conventional disciplines with less risk of injury, the Company has designed and implemented a specialized full-service fitness facility offering instruction in a myriad of non-conventional methods to meet the rising wellness and fitness demand. Once profitable, the Company plans to open 12 fitness centers (“Corporate Studios”) located in major metropolitan cities throughout the United States and Canada which will primarily serve to further the Company’s franchising marketing program and as an additional source of revenue. Additionally, by and through contracts with small to medium sized vendors, the Company will continue to develop, promote and retail its own private label clothing and training aides, as well as nutritional foods and beverages. The Company’s objective is to choose the right strategic partners to allow it to leverage its investment and transplant it into areas throughout the United States and Canada by and through franchising.

The Company provides an opportunity for growth through its franchising and marketing program. The Company will strive to cater to the complete wellness and fitness needs of everyone, not just a select few.

Plan of Operation

Our plan of operation for the 12 months following the date of this prospectus is to focus on implementing our business model, and in particular realizing our goal of becoming a publicly traded company on the OTCBB. The costs and expenses involved in pursuing our ongoing operations are variable and will be based on market conditions. There is no way to determine specific costs in advance.

We do, however, anticipate spending at least $20,000 over the next twelve months on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. Thus, total expenditures over the next 12 months are expected to exceed this amount.

Our cash reserves may not be sufficient to meet our funding needs for the next twelve-month period. As a result, we may need to seek additional funding in the near future. We currently do not have a specific plan for obtaining such funding, however, we anticipate that any such necessary funding will be in the form of equity financing from the sale of our common stock. We currently do not have any arrangements in place for any future equity financing. It may be necessary to seek to obtain short-term loans from our officers, directors and related parties, who have verbally agreed to advance any funds as necessary to pay for operating expenses. Such advances are to be repaid when sufficient revenues are obtained. There can be no assurance that we will be able to raise sufficient funding from the sale of our common stock or through loans to meet our funding needs over the next twelve months.

If additional funding becomes necessary and we are unable to secure sufficient funds to finance our capital requirements, we may not be able to effect any of our planned activities. Under these circumstances, if we are unable to generate additional revenues or secure funding, we may be forced to cease or curtail operations.

We do not foresee any significant changes in the number of our employees over the next twelve months. We intend to reinvest our earnings to support our working capital and expansion requirements. We intend to continue to utilize our earnings in the development and expansion of the business and implementation of the business plan. We will use our working capital to add distribution channels, retain key employees and sales people, expand our product lines and towards implementing our acquisition strategy. In addition, we believe that certain amounts of these funds will be required in the event that our branding and marketing efforts are successful enough to require additional investment and allocation of the Company's resources, we will need to raise additional capital in response to increased purchase orders from our customers and to sustain a greater level of inventory. In the event that our branding and marketing efforts are not successful, we may need to raise additional capital to avoid the threat of liquidation or reorganization. It is the belief of management that as we move toward an active trading status the ability to raise capital by stock issuance to effect our business plan is enhanced.

Our ability to implement our business plan is key to our revenue growth. General economic and industry conditions could also affect our revenue performance.

We may have to issue shares of our common stock to consultants and other professionals as a means of paying for services. If necessary, this will enable us to retain a greater percentage of our operating capital to pay for operations, and the implementation of our business plan.

We believe that we will be able to secure financing needed to fund operations over the next 12 months much more efficiently if our stock is declared “effective” and able to trade on the OTCBB pursuant to this Registration Statement by the Securities and Exchange Commission.

Limited Operating History; Need For Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We have a limited operating history and have generated limited revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services, products and expenses.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in dilution to existing shareholders.

RESULTS OF OPERATIONS

As the transaction with The Studio Zone Fitness Center, Inc. was completed by October 1, 2005, all discussion of financial results set forth herein include that of the Company and its predecessors.

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004

Operating Revenues

For the year ended December 31, 2005, our revenue decreased to $15,396 from $20,471 for the year ended December 31, 2004. The decrease is primarily attributed to the reduction of classes and lack of significant marketing expenses. The Company reduced the number of classes and did not engage in extensive marketing to be able to pay for the increased expenses associated with attempting to become a public company. It is anticipated that the number of classes will increase and that there will be increased marketing efforts once the Company successfully completes its initial public offering and is trading on the OTCBB.

Selling, General, and Administrative Costs

The operating expenses for the year ended December 31, 2005 increased to $53,198 from $32,339 for the year ended December 31, 2004. Our operating expenses consist primarily of general and administrative expenses which increased to $27,914 for the year ended December 31, 2005 from $12,471 for the year ended December 31, 2004. General and administrative costs increased in 2005 due to the Company’s decision to seek public status and all costs associated therewith, including filing fees, accounting and auditing costs, and legal expenses.

Advertising costs for the period ended December 31, 2005 were $2,342 compared to $1,568 for the same period ended December 31, 2004. This increase in advertising expenses is attributed to our attempt to ensure a high level of attendance in the reduced number of classes we offered on a daily basis in 2005 as compared to 2004.

The net loss for the year ended December 31, 2005 was $37,802 compared to net less of $11,868 for the year ended December 31, 2004. The primary reason for the increase in the loss was due to our decision to seek to become a public company.

Provision for Income Taxes

The Company had an accumulated deficit of $51,327 at the end of 2005 and $4,516 at the end of 2004. Accordingly, there has been no provision for income taxes in 2004 or 2005.

Liquidity and Capital Resources

Our cash and cash equivalent balances were $35,944 at December 31, 2005 compared to zero at December 31, 2004. Since our inception, we have incurred significant losses, and at December 31, 2005 we had an accumulated deficit of $51,327 and at December 31, 2004 we had an accumulated deficit of $4,516.

The Company has a revolving line of credit with a balance at December 31, 2005 of zero compared to a balance of $20,273 at December 31, 2004. In 2004, the Company used this line of credit to finance operating activities. In 2005, due to loans from related parties and the cash raised by selling 1,600,000 shares of our common stock, we were able to repay the entire balance of our line of credit.

From inception to December 31, 2005, net cash provided from the issuance of common stock through financing activities was $92,578. This money was raised in 2005 to assist with the additional expenses associated with becoming a public company and for general working capital.

During the year ended December 31, 2005, our operations were funded through issuances of our common stock and loans from related parties whereby we raised an aggregate $151,536, of which $58,958 was advances from shareholders. On February 1, 2006, the advances from shareholders were converted to promissory notes which bear interest at 10% and are due on February 1, 2007.

We are bearing all costs relating to the registration of the common stock, which are estimated at $56,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the SEC under the Securities Exchange Act of 1934 (the “1934 Act”); and (ii) enable our common stock to be traded on the OTCBB. We believe that the registration of the resale of shares on behalf of our existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTCBB.

Capital Commitments

The Company currently has no material commitments for capital expenditures.

Changes in Income Elements

There are no expected changes in the sources of income for the Company. The Company believes operating income will come from newly acquired customers for our services.

Seasonal Fluctuations

There have been no fluctuations in our business to date which can be attributed to seasonality.

Employment Agreements

Currently, we have no written employment agreements with any of our employees or officers.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

SEC Filing Plan

We intend to become a reporting company in 2006 after our SB-2 is declared effective. This means that we will file disclosure documents as required with the US Securities and Exchange Commission. Once this SB-2 is declared effective, we will file a 424B4 final prospectus and a Form 8-A filing in order to complete registration of our common stock.

Recent Accounting Pronouncements

SFAS No. 151, “Inventory Costs,” is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in APB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's financial statements.

SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions,” is effective for fiscal years beginning after June 15, 2005. This Statement amends SFAS No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, “Accounting for Real Estate Time-Sharing Transactions.” The adoption of SFAS No. 152 is expected to have no impact on the Company's financial statements.

SFAS No. 123(R), “Share-Based Payment,” replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first interim period that begins after December 15, 2005. The adoption of SFAS No. 123(R) is expected to have no impact on the Company’s financial statements.

SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29,” is effective for fiscal years beginning after June 15, 2005. This Statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's financial statements.

The EITF reached consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” which provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The FASB issued FSP EITF 03-1-1, “Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1,” “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” which delays the effective date for the measurement and recognition criteria contained in EITF 03-1 until final application guidance is issued. The adoption of this consensus or FSP is expected to have no impact on the Company's financial statements.

SFAS No. 154, “Accounting Changes and Error Corrections,” a replacement of APB No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, this statement does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 is expected to have no impact on the Company's financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-08, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature.” EITF 05-08 is effective for financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-08 is expected to have no impact on the Company's financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-02, “The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'“ EITF 05-02 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of EITF 05-02 is expected to have no impact on the Company's financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-07, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.” EITF 05-07 is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-07 is expected to have no impact on the Company's financial instruments.

Critical Accounting Policies

Revenue Recognition

The Company has various methods by which they receive revenue. The Company does not offer memberships, but rather customers pay based on a class-attended basis. The customer may pay for classes in one of three ways:

•        Drop-in fee for each class they attend
•        Prepayment of a 10-class or 20-class punch card (90 day expiration period)
•        Pay $60 per month for unlimited visits.

The Company recognizes revenue when payment is received and when classes are attended.

Reporting Currency

All of the Company's transactions are denominated in Canadian currency so the Company has adopted the Canadian dollar as its functional and reporting currency. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in “General and Administrative Expenses” in the statement of operations, which amounts were not material for 2005 or 2004.

The Department of Corporation Finance in its advisory letter titled International Financial Reporting and Disclosure Issues, dated May 1, 2001 has stated, “Regulation S-X presumes that a US-incorporated registrant will present its financial statements in US dollars. In rare instances, the staff has not objected to the use of a different reporting currency. Those instances have been limited to situations where the US-incorporated registrant had little or no assets and operations in the US, substantially all the operations were conducted in a single functional currency other than the US dollar, and the reporting currency selected was the same as the functional currency. In these circumstances, reporting in the foreign currency would produce little or no foreign currency translation effects under FASB Statement No. 52.”

First, the Company has its only facilities located Canada, and therefore has no assets or operations in the US. Second, all operations of the Company are conducted only in Canadian currency. Third, the reporting currency is in Canadian dollars which is the same currency that all operations were conducted in. Therefore, reporting in Canadian dollars would produce little or no foreign currency translation effects under FASB Statement No. 52.

DESCRIPTION OF PROPERTY

Our facilities are located in Langley, British Columbia Canada. We lease approximately 2,500 square feet for $698 per month in addition to a proportionate share of common area costs and operating expenses. The current lease commenced on September 1, 2003 and expires on August 31, 2006.  We anticipate that the lease will be renewed on similar terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; and
•	Any member of the immediate family of any of the foregoing persons.

We have no promoter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with the NASD on our behalf in order to make a market for our common stock on the OTCBB within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of June 2, 2006, we had 1,824,000 shares of our common stock issued and outstanding.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 42 registered shareholders.

Rule 144 Shares

None of the shares of our common stock are currently available for resale under Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 18,240 shares as of the date of this prospectus; or
2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. None of the shares of our common stock are presently available to be sold by shareholders in compliance with Rule 144(k).

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

 The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Lynn Wahl, Chief Executive Officer [1]	2004 [2]	Nil	Nil	Nil	Nil	Nil	Nil	$39,522 [5]
Lynn Wahl, Chief Financial Officer	2005 [3]	Nil	Nil	Nil	Nil	Nil	Nil	$9,009 [5]
Daniel L. Baxter, Chief Financial Officer	2005 [4]	Nil	Nil	Nil	Nil	Nil	Nil	Nil

[1] Appointed CEO in July 2004.
[2] For the period from January 1, 2004 to December 31, 2004.
[3] For the period from January 1, 2005 to December 31, 2005.
[4] Appointed in April 2006 as CFO.
[5] Represents draws made during the year.

None of our directors have received monetary compensation since our inception to June 2, 2006. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Employment Agreements

Currently, we do not have any written employment agreements.

Directors' Compensation

The Studio Zone's directors receive no monetary compensation. Each director is entitled to receive reimbursement of out-of-pocket expenses for attending Board of Director or committee meetings. No Director has received options to purchase of stock of The Studio Zone, Inc.

Compensation Committee Interlocks and Insider Participation

The Company has not formed a Compensation Committee, accordingly, the Board of Directors acts in the Compensation Committee’s capacity. The Board of Directors is responsible for reviewing and recommending salaries, bonuses and other compensation for the Company's executive officers.

Available Information

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.

FINANCIALS

THE STUDIO ZONE INC. FINANCIAL REPORT DECEMBER 31, 2005 AND 2004

C O N T E N T S

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                         F- 3

FINANCIAL STATEMENTS                                                                                   F - 4

BALANCE SHEETS                                                                                     F-4

STATEMENTS OF OPERATIONS                                                                                F - 5

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)                                                               F -6

STATEMENTS OF CASH FLOWS                                                                              F - 7

NOTES TO FINANCIAL STATEMENTS                                                                               F - 8 -- F - 14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
The Studio Zone Inc.
Langley, British Columbia

We have audited the accompanying balance sheets of The Studio Zone Inc. ("the Company"), as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Studio Zone Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced losses and has an accumulated deficit at December 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peterson Sullivan PLLC

March 7, 2006
Seattle, Washington

THE STUDIO ZONE INC.

BALANCE SHEETS

December 31, 2005 and 2004
(In Canadian Dollars)

ASSETS	2005	2004
Current Assets
Cash	$35,944	$-
Prepaid expenses	7,071
Total current assets	43,015
Tenant Improvements, net	10,393	23,390
	$53,408	$23,390
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Line of credit	$-	$20,273
Accounts payable and accrued expenses	175	433
Advances from stockholders	58,958	7,200
Total current liabilities	59,133	27,906
Stockholders' Equity (Deficit)
Preferred stock, USD $.001 par value; 5,000,000
shares authorized; no shares issued or	-
outstanding
Common stock, USD $.001 par value; 95,000,000
share authorized; no shares issued or outstanding
Common stock issuable; 1,600,000 shares at
December 31, 2005; no shares at December 31,	1,889
2004
Additional paid-in capital	43,713
Accumulated deficit	(51,327)	(4,516)
Total stockholders' equity (deficit)	(5,725)	(4,516)
	$53,408	$23,390

See Notes to Financial Statements

THE STUDIO ZONE INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004
(In Canadian Dollars)

	2005	2004
Revenue	$15,396	$20,471
Expenses
Rent	12,149	10,282
General and administrative	27,914	12,741
Amortization	12,997	7,797
Interest	138	1,519
	53,198	32,339
Net loss	$(37,802)	$(11,868)
Net loss per common share (basic and
fully diluted)	$(0.10)	$-
Weighted average number of common
shares outstanding	368,849	-

See Notes to Financial Statements

THE STUDIO ZONE INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 31, 2005 and 2004
(In Canadian Dollars)
					Additional
	Common Stock		Common Stock Issuable		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2004	-	$ -	-	$ -	$ -	$ 46,874	$ 6,874
Draws by sole proprietor						(39,522)	(39,522)
Net loss						(11,868)	(11,868)
Balance, December 31, 2004	-	-	-	-	-	(4,516)	(4,516)
Draws by sole proprietor						(9,009)	(9,009)
Common stock issuable for cash received	-	-	1,600,000	1,889	92,578	-	94,467
Recapitalization of The Studio Zone Inc.					(48,865)		(48,865)
Net loss						(37,802)	(37,802)
Balance, December 31, 2005	-	$ -	1,600,000	$ 1,889	$ 43,713	$ (51,327)	$ 5,725)

See Notes to Financial Statements

THE STUDIO ZONE INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004
(In Canadian Dollars)
	2005	2004
Cash Flows from Operating Activities
Net loss	$(37,802)	$(11,868)
Adjustments to reconcile net loss to net cash used in
operating activities
Amortization on tenant improvements	12,997	7,797
Changes in operating assets and liabilities
Prepaid expenses	(7,071)
Accounts payable and accrued expenses	(258)	433
Net cash used in operating activities	(32,134)	(3,638)
Cash Flows from Investing Activity
Tenant improvements		(17,000)
Cash Flows from Financing Activities
Net proceeds (payments) from line of credit	(20,273)	4,229
Advances from stockholders	-	7,200
Draws by sole proprietor	(9,009)
Proceeds from stockholders, net of effects of reverse
purchase	2,893	(7,943)
Proceeds from common stock issuable	94,467
Net cash flows from financing activities	68,078	(13,514)
Change in cash	35,944	(17,152)
Cash, beginning of the year	-	17,152
Cash, end of the year	$35,944	$-
Cash paid for interest expense	$138	$-
Cash paid for income taxes	$-	$-

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS
(In Canadian Dollars)

Note 1. The Company and Significant Accounting Policies

The Company

The Studio Zone Inc. ("the Company") was incorporated under the laws of the state of Nevada and is authorized to transact business in British Columbia, Canada. Effective September 28, 2005, the Company acquired all the assets and liabilities of Studio Zone Fitness Center, Inc. ("SZ"), a British Columbia corporation. SZ had acquired all the assets and liabilities of a sole proprietor on August 9, 2005. These acquisitions are described in more detail in Note 2. Prior to the acquisitions, the Company had limited operations and expenses were primarily related to becoming incorporated. Subsequent to the acquisitions, the Company adopted the business plan of SZ and began operating a dance, fitness and yoga instruction studio in Canada.

Going Concern

As shown in the financial statements, the Company has incurred losses since inception, and has yet to generate positive cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The continuation of the Company as a going concern is dependent upon its ability to meet its obligations, to obtain additional financing as may be required, and ultimately to attain profitability. Management is presently engaged in seeking additional financing and to be in a position to expand on the Company's business plan.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of the above objectives and is unable to operate for the coming year.

Cash

Cash consists of funds held in checking accounts held at financial institutions in Canada.

Tenant Improvements

Tenant improvements are stated at cost and depreciated on the straight-line method over the shorter of the useful life or lease term. Repairs and maintenance are charged to expense as incurred.

Advances From Stockholders

Advances received from stockholders are due on demand, have no set repayment terms, do not bear interest, and are unsecured.

Fair Value of Financial Investments

The fair value of accounts payable and accrued expenses, and advances from stockholders approximates the stated carrying value due to their expected short-term nature.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising costs were $2,342 and $1,568 for 2005 and 2004, respectively.

Revenue Recognition

The Company has various methods by which they receive revenue. The Company does not offer memberships, but rather customers pay based on a class-attended basis. The customer may pay for classes in one of three ways:

•	Drop-in fee for each class they attend
•	Prepayment of a 10-class or 20-class punch card (90 day expiration period)
•	Pay $60 per month for unlimited visits.

The Company recognizes revenue when payment is received and when classes are attended.

Loss per Share

Basic net loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding in the period. Diluted loss per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities. There are no potentially dilutive securities as of December 31, 2005 and 2004. Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.

Reporting Currency

All of the Company's transactions are denominated in Canadian currency so the Company has adopted the Canadian dollar as its functional and reporting currency. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in "general and administrative expenses" in the statement of operations, which amounts were not material for 2005 or 2004.

Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be recoverable against future taxable income.

New Accounting Pronouncements

SFAS No. 151, Inventory Costs, is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's financial statements.

SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions, is effective for fiscal years beginning after June 15, 2005. This statement amends SFAS No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in American Institute of Certified Public Accountants Statement of Position 04-2, Accounting for Real Estate Time-Sharing Transactions. The adoption of SFAS No. 152 is expected to have no impact on the Company's financial statements.

SFAS No. 123(R), Share-Based Payment, replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first interim period that begins after December 15, 2005. The adoption of SFAS No. 123(R) is expected to have no impact on the Company's financial statements.

SFAS No. 153, Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29, is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair-value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's financial statements.

The EITF reached consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," which provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The FASB issued FSP EITF 03-1-1, "Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1," "The Meaning of Other-Than-Temporary Impairment and Its Application to Investments," which delays the effective date for the measurement and recognition criteria contained in EITF 03-1 until final application guidance is issued. The adoption of this consensus or FSP is expected to have no impact on the Company's financial statements.

SFAS No. 154, "Accounting Changes and Error Corrections," a replacement of APB No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, this statement does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 is expected to have no impact on the Company's financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-08, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature." EITF 05-08 is effective for financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-08 is expected to have no impact on the Company's financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-02, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF 05-02 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of EITF 05-02 is expected to have no impact on the Company's financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-07, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues." EITF 05-07 is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-07 is expected to have no impact on the Company's financial statements.

Note 2. Acquisitions

On September 28, 2005, the Company acquired all of the assets and liabilities of Studio Zone Fitness Center, Inc. ("SZ"), a British Columbia corporation which had recently acquired the assets and liabilities of a sole proprietor, Lynn Wahl. Ms. Wahl operated as a sole proprietorship until forming a British Columbia corporation, SZ, in August 2005. All of the assets and liabilities of the sole proprietorship were transferred to SZ. Prior to the acquisition of SZ, the Company was a non-operating shell. Accordingly, the acquisition is accounted for as a recapitalization of the Company. The historical financial statements presented here are those of SZ and the sole proprietor.

The net assets of SZ have been included in the balance sheet at their book values. No cash was paid in this acquisition. There was no cash, common stock or other consideration paid. This transaction was accounted for as a recapitalization of SZ. After SZ was acquired by the Company, Ms. Wahl continued her employment as the Company's President and Chief Executive Officer. No cash, common stock or other consideration was paid for the acquisition of SZ by the Company.

The assets acquired and liabilities assumed by the Company of SZ are as follows:

Cash	$-
Prepaid expenses	450
Tenant improvements, net	23,390
Accounts payable and accrued expenses	(18,370)
Advances from stockholders	(36,220)
Accumulated deficit	30,750
$-

The net assets and liabilities assumed by SZ of the sole proprietorship were as follows:

Prepaid expenses	$450
Tenant improvements, net	23,390
Accounts payable and accrued expenses	(18,506)
Advances from stockholders	(32,458)
Accumulated deficit	27,124
$-

Note 3. Tenant Improvements

Tenant improvements consist of the following which were acquired in the acquisition of Studio Zone Fitness Center, Inc.:

	2005	2004
Leasehold improvements	$38,983	$38,983
Less accumulated amortization	(28,590)	(15,593)
	$10,393	$23,390

Note 4. Income Taxes

The difference between the statutory federal tax rate and the tax provision of zero recorded by the Company is primarily due to the Company's full valuation allowance against its deferred tax asset.

Deferred income taxes arise from temporary differences between financial statement and income tax recognition of net operating losses and asset impairment. Net operating loss carryforwards may be limited under the Internal Revenue Code should significant changes in ownership occur.

At December 31, 2005, the Company had approximately $69,000 of unused net operating loss carryforwards available to offset future taxable income which begin to expire in the year 2019. The resulting deferred tax asset of $23,500 has been offset by a full valuation allowance.

The valuation allowance increased $14,300 in 2005 and $9,200 in 2004.

Note 5. Lease Commitment

The Company rents its studio space under a long-term lease. The current lease commenced September 1, 2003, and expires August 31, 2006. Monthly lease payments of $698 are required in addition to a proportionate share of common area costs and operating expenses.

Note 6. Subsequent Events

On February 1, 2006, the advances from stockholders were converted to promissory notes which bear interest at 10% and are due on February 1, 2007.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, a director or officer of the Company shall not be personally liable to the Company or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The Company believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25	OTHER EXPENSES

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$500.00
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$45,000.00
Miscellaneous	$1,000.00
Total	$56,500.00

(1) We have estimated these amounts

Item 26	RECENT SALES OF UNREGISTERED SECURITIES

Recent Sales of Unregistered Securities

We completed a private placement of 1,600,000 restricted shares of our common stock at a price of $0.05 per share to the 40 purchasers set forth below on April 3, 2005. The total amount received from the private placement was $92,578.

Name of Subscriber	Number of Shares

Leighton Dean	40,000
Melissa Dean	40,000
Robert Dean	40,000
Trisha Dean	40,000
Patricia Dean	40,000
Michael Anderson	40,000
Mykel Neilsen	40,000
Elaine Grayston	40,000
Dave Backie	40,000
Jennifer Backie	40,000
Mark Eshleman	40,000
Nicole Eshleman	40,000
Dave Hawkes	40,000
Marline Hawkes	40,000
Dusko Cvijic	40,000
Pavel Doukhine	40,000
Ken Hinton	40,000
Michael Hinton	40,000
Louise Hinton	40,000
James Hinton	40,000
Shane Stewart	40,000
Suzie Lafferty	40,000
Josh Lafferty	40,000
Bill Platis	40,000
Ben Kirk	40,000
John Kirk	40,000
Vanessa Kirk	40,000
Robert Larocque	40,000
Jason English	40,000
David Pride	40,000
Laura Jane Nelson	40,000
Brad Nelson	40,000
Sam Alderson	40,000
Joslyn Alderson	40,000
Dan Baxter	40,000
Mitz Lehner	40,000
Pete Glover	40,000
Curt Lehner	40,000
Lisa Lehner	40,000
Marina Baxter	40,000

These shares were sold in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not sold any securities.

Item 27	EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation (as filed on October 20, 2005 with the State of Nevada)

3.2	By-Laws
4.1	Specimen Stock Certificate
5.1	Opinion of SteadyLaw Group, LLP.
10.1	Acquisition Agreement dated September 1, 2005, between The Studio Zone, Inc. and The Studio Zone Fitness Center, Inc.
10.2	Subscription Agreement
14.1	Code of Ethics
23.1	Consent of Peterson Sullivan, PLLC
99.1	Updated Consent to Subscription Agreement

Item 28	UNDERTAKINGS

The undersigned Company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors,

officers and controlling persons of The Studio Zone pursuant to the foregoing provisions, or otherwise, The Studio Zone has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of The Studio Zone in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned.

The Studio Zone, Inc.

/s/ Lynn Wahl
__________________________
By: Lynn Wahl,
Chief Executive Officer

DATED: June 8, 2006